GOLDEN PHOENIX NAMES THOMAS KLEIN TO ITS BOARD OF DIRECTORS

SPARKS, NV, December 8, 2008 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) is pleased to announce the appointment of Thomas Klein, an executive from the capital markets industry. Mr. Klein fills the Board seat recently vacated by Ronald Parratt. Mr. Parratt stepped down from the Board owing to the increased professional demands of his public mining company, of which he is CEO.

Mr. Klein is a Tier One capital markets advisor having specialized in high net worth corporate and trust accounts for a premier Canadian bank. Additionally, Mr. Klein advises to resource based small cap companies, assisting in all aspects of creative funding and restructuring. Mr. Klein has recently co-founded MI3 Capital, which is focused on investing in the resource sector, specifically those companies that are in or near production. David A. Caldwell, CEO of Golden Phoenix, welcomed Mr. Klein, stating, “Tom’s experience with mining and finance compliment the talents of our other Canadian director, Roland Vetter. I am confident Tom will ably fill the seat held by Ron Parratt, who served this Company for many years with great wisdom and energy.”

Mr. Caldwell continued, “Initially, Tom will guide us in assessing several unsolicited offers of investment, which have recently come to light, as well as advise us on our financing needs and solutions over the coming months. I expect his leadership to prove invaluable as we seek to convert the growing interest in our well developed mineral assets into a viable funding program.”

For more information on Golden Phoenix Minerals, please visit their corporate website at http://www.Golden-Phoenix.com/. In addition, investors are encouraged to call the Company’s investor relations representatives, Equiti-trend Advisors, which can be reached toll-free at (800) 953-3350.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, the Northern Champion molybdenum mine in Ontario, Canada, and is majority owner of the Ashdown Project LLC gold and molybdenum property held jointly by Golden Phoenix Minerals, Inc. and Win-Eldrich Mines, Ltd. of Toronto, Canada through its US subsidiary, Win-Eldrich Gold, Inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by David A. Caldwell, CEO, and other statements regarding the expansion of production at the Ashdown Mine, optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the molybdenum and gold markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals, especially molybdenum; unexpected difficulties in expanding production at the Company’s mines; changes in customer demand or ordering patterns for molybdenum; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of skilled miners; the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

CONTACT:

Robert P. Martin, President 775/853/4919

investor@golden-phoenix.com

Equiti Trend Advisors 800/585/6988

E&E Communications 949/707-5365

pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.